Exhibit 99.1

NEWS RELEASE

CONTACT:	Gary S. Maier
Maier & Company, Inc.
(310) 442-9852
MOTORCAR PARTS OF AMERICA REPORTS FISCAL 2010
FOURTH QUARTER/YEAR-END RESULTS
—Sales Climb 29 Percent for Quarter; Net Income Up Sharply For Year —
     LOS ANGELES, CA — June 14, 2010 — Motorcar Parts of America, Inc. (NasdaqGM: MPAA) today reported strong results for its year ended March 31, 2010, reflecting record fourth quarter and full-year sales and a significant jump in net income for fiscal 2010.
     Net sales for the fiscal 2010 fourth quarter were $38.6 million, compared with $29.9 million for the same period last year.
     Gross profit for the fiscal 2010 fourth quarter was $12.5 million (or 32% gross margin), compared with $6.0 million (or 20% gross margin) for the same period a year ago.
     Operating income for the fiscal fourth quarter climbed to $4.8 million, from an operating loss of $680,000 in the same period a year ago.
     Net income for the fiscal 2010 fourth quarter was $2.9 million, or $0.24 per diluted share, compared with a net loss of $1.2 million, or $0.10 per share, for the comparable period a year earlier.
     Net sales for fiscal 2010 climbed 9.2 percent to a record $147.2 million, compared with $134.9 million a year ago. Gross profit for fiscal 2010 was $41.3 million, compared with $39.5 million a year earlier, with a gross margin of 28 percent compared with 29 percent in fiscal 2009.
     Operating income for fiscal 2010 was $18.3 million, compared with $10.6 million a year earlier.
     Net income for fiscal 2010 climbed to $9.6 million, or $0.80 per diluted share, compared with $3.9 million, or $0.32 per diluted share, a year ago.
     “Our record sales for fiscal 2010 reflect our ability to build strong long-term relationships with leading automotive retailers and the professional market,” said Selwyn Joffe, chairman, president and chief executive officer of Motorcar Parts.
     Joffe noted that “our performance for the quarter validates our belief that as we continue to grow market share, operating performance is enhanced with very little incremental expenditure. As we enter a new fiscal year, operating leverage and increased usage of available production capacity
Tribecca Plaza • 12233 West Olympic Boulevard Suite 258 • Los Angeles, California 90064
TELEPHONE 310.442.9852
FACSIMILE 310.442.9855
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Motorcar Parts of America, Inc.
2-2-2
continue to be important strategic components of the company’s year-over-year growth plans — supported by organic sales increases and acquisitions at appropriate valuations,” Joffe added.
Teleconference and Web Cast
     Selwyn Joffe, chairman, president and chief executive officer, and David Lee, chief financial officer, will host an investor conference call today at 10:00 a.m. Pacific Time to discuss the company’s financial results and operations for fiscal 2010. The call will be open to all interested investors either through a live audio Web broadcast at www.motorcarparts.com or live by calling (877)-776-4016 (domestic) or (973)-638-3231 (international). For those who are not available to listen to the live broadcast, the call will be archived for seven days on Motorcar Parts of America’s website. A telephone playback of the conference call will also be available from approximately 1:00 p.m. Pacific Time today through 8:59 p.m. Pacific Time on Monday, June 21, 2010 by calling (800)-642-1687 (domestic) or (706)-645-9291 (international) and using access code: 75655489.
About Motorcar Parts of America
     Motorcar Parts of America, Inc. is a remanufacturer of alternators and starters utilized in imported and domestic passenger vehicles, light trucks and heavy duty applications. Its products are sold to automotive retail outlets and the professional repair market throughout the United States and Canada, with remanufacturing facilities located in California, Mexico and Malaysia, and administrative offices located in California, Tennessee, Mexico, Singapore and Malaysia. Additional information is available at www.motorcarparts.com.
     The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. The statements contained in this press release that are not historical facts are forward-looking statements based on the company’s current expectations and beliefs concerning future developments and their potential effects on the company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the company) and are subject to change based upon various factors. Reference is also made to the Risk Factors set forth in the company’s Form 10-K Annual Report filed with the Securities and Exchange Commission (SEC) in June 2010 and in its Form 10-Qs filed with the SEC thereafter for additional risks and uncertainties facing the company. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise.
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MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Statements of Operations

	Three Months Ended		Year Ended
	March 31,		March 31,
	2010	2009	2010	2009
	(Unaudited)	(Unaudited)
Net sales	$38,616,000	$29,922,000	$147,225,000	$134,866,000
Cost of goods sold	26,153,000	23,891,000	105,898,000	95,319,000

Gross profit	12,463,000	6,031,000	41,327,000	39,547,000
Operating expenses:
General and administrative	5,614,000	4,845,000	15,580,000	19,479,000
Sales and marketing	1,664,000	1,331,000	6,019,000	5,242,000
Research and development	398,000	435,000	1,421,000	1,993,000
Impairment of goodwill	—	100,000	—	2,191,000

Total operating expenses	7,676,000	6,711,000	23,020,000	28,905,000

Operating income (loss)	4,787,000	(680,000)	18,307,000	10,642,000
Other expense (income):
Gain on acquisition	—	—	(1,331,000)	—
Interest expense	964,000	1,027,000	4,710,000	4,215,000
Interest income	—	—	—	(19,000)

Income (loss) before income tax expense (benefit)	3,823,000	(1,707,000)	14,928,000	6,446,000
Income tax expense (benefit)	952,000	(526,000)	5,282,000	2,589,000

Net income (loss)	$2,871,000	$(1,181,000)	$9,646,000	$3,857,000

Basic net income (loss) per share	$0.24	$(0.10)	$0.80	$0.32

Diluted net income (loss) per share	$0.24	$(0.10)	$0.80	$0.32

Weighted average number of shares outstanding:
Basic	12,023,688	11,962,021	11,988,692	11,995,622

Diluted	12,156,354	11,962,021	12,116,615	12,086,126

MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
March 31,

	2010	2009
ASSETS
Current assets:
Cash	$1,210,000	$452,000
Short-term investments	451,000	335,000
Accounts receivable — net	—	11,121,000
Inventory— net	31,547,000	27,923,000
Inventory unreturned	3,924,000	4,708,000
Deferred income taxes	8,391,000	8,277,000
Prepaid expenses and other current assets	2,735,000	1,355,000

Total current assets	48,258,000	54,171,000
Plant and equipment — net	12,693,000	13,997,000
Long-term core inventory	67,957,000	62,821,000
Long-term core inventory deposit	25,768,000	24,451,000
Long-term deferred income taxes	951,000	989,000
Intangible assets — net	6,304,000	2,564,000
Other assets	1,549,000	595,000

TOTAL ASSETS	$163,480,000	$159,588,000

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$31,603,000	$24,507,000
Accrued liabilities	3,764,000	1,451,000
Accrued salaries and wages	3,590,000	3,162,000
Accrued workers’ compensation claims	1,574,000	1,895,000
Income tax payable	678,000	1,158,000
Note payable	—	722,000
Revolving loan	—	21,600,000
Other current liabilities	697,000	1,624,000
Current portion of term loan	2,000,000	—
Current portion of capital lease obligations	953,000	1,621,000

Total current liabilities	44,859,000	57,740,000
Term loan, less current portion	7,500,000	—
Deferred core revenue	6,061,000	5,934,000
Deferred gain on sale-leaseback	319,000	843,000
Other liabilities	676,000	587,000
Capital lease obligations, less current portion	445,000	1,401,000

Total liabilities	59,860,000	66,505,000
Commitments and contingencies
Shareholders’ equity:
Preferred stock; par value $.01 per share, 5,000,000 shares authorized; none issued	—	—
Series A junior participating preferred stock; par value $.01 per share, 20,000 shares authorized; none issued	—	—
Common stock; par value $.01 per share, 20,000,000 shares authorized; 12,026,021 and 11,962,021 shares issued and outstanding at March 31, 2010 and 2009, respectively	120,000	120,000
Additional paid-in capital	92,792,000	92,459,000
Additional paid-in capital-warrant	1,879,000	1,879,000
Accumulated other comprehensive loss	(1,426,000)	(1,984,000)
Retained earnings	10,255,000	609,000

Total shareholders’ equity	103,620,000	93,083,000

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$163,480,000	$159,588,000